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                                                                   EXHIBIT 10.18




                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT


         This First Amendment to Amended and Restated Loan Agreement ("Amendment") is made and entered into as of this 1st day of June, 1995, by and between TRANSCRYPT INTERNATIONAL, LTD., a Nebraska Limited Partnership, which has its principal place of business in Lincoln, Nebraska ("Borrower") and NORWEST BANK NEBRASKA, NATIONAL ASSOCIATION, a National banking association, organized and existing under the laws of the United States of America, and which has its principal place of business in Omaha, Nebraska ("Bank').

                                   RECITALS:

A. Borrower and Bank entered into an Amended and Restated Loan Agreement dated as of May 18, 1994 (the "Loan Agreement").

B. Subject to the terms and conditions of the Loan Agreement, Bank agreed to make one or more advances to Borrower not to exceed the aggregate principal sum of $1,100,000.00 (the "Operating Loan"), which was evidenced by a Commercial Note dated May 18, 1994, in the principal sum of $1,100,000.00, having a maturity date of April 1, 1995 (the "Previous Operating Note").

C. Bank and Borrower have agreed to extend the Operating Loan for a term from June 1, 1995, through May 1, 1996. Borrower has executed and delivered to Bank a new Commercial Note in the principal sum of $1,100,000.00, a copy of which is attached to this Amendment as Exhibit "A" and incorporated by this reference (the New Operating Note").

D. Bank and Borrower have agreed to certain other amendments and modifications to the Loan Agreement.

E Bank and Borrower desire to amend the Loan Agreement to reflect the New Operating Note and their agreement to certain other amendments and modifications to the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, terms, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree to the following:

         1. Paragraph 1.2(I) of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Current Assets," "Current Liabilities," and "Total Liabilities" shall be as disclosed on the financial statements of Borrower in accordance with the generally accepted accounting principles, except that "Current Assets" shall not include the balance in
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         the SBU Development Fund as stated on the balance sheet on the last business day of each calendar month.

         2. Paragraph 1.2(m) of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Fixed Charge Coverage" means the sum of net income, before the separate business unit (SBU), plus depreciation and amortization plus non-cash charges divided by the sum of principal payments plus dividends, based on a rolling twelve-month period, measured quarterly.

         3. Paragraph 1.2(z) of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Tangible Net Worth" means the total of all assets of Borrower after deducting: (i) the balance in the SBU Development Fund or stated on the balance sheet on the last business day of each calendar month;
         (ii) allocation (reserves) for depreciation, amortization, and bad debts; (iii) Total Liabilities; (iv) total Intangible Assets; and (v) total loans to officers.

         4. Paragraph 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

         Operating Note. The Advances by Bank are evidenced by a promissory note of Borrower dated June 1, 1995 (the "Operating Note"). The Operating Note shall be due on May 1, 1996, or upon an Event of Default, whichever occurs first. Notwithstanding the provisions of the following paragraphs, all Advances by Bank shall be made at the reasonable discretion of Bank.

         5. Paragraph 2.5 of the Loan Agreement is hereby amended in its entirety to read as follows:

         Payment of Principal and Interest on Operating Note. Interest as accrued shall be payable on the total of Advances made under the Operating Note on the fifteenth day of each calendar month during the term of the Operating Note, commencing on June 15, 1995. The entire unpaid principal and interest balance under the Operating Note shall be paid upon any Event of Default, and if no Event of Default occurs, shall be paid at maturity on May 1, 1996.

         6. Paragraph 6.7 of the Loan Agreement is hereby amended in its entirety to read as follows: Financial Ratios. Borrower shall at all times maintain the following financial ratios:

         (a)     A minimum ratio of Current Assets to Current Liabilities of
                 2.0 to 1.0;



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         (b)     A minimum quick ratio (current assets less inventory divided by current liabilities) of  1.3 to 1.0; and

         (c) A maximum debt to stockholder equity of 1.25 to 1.0 until Borrower's facility at 1620 North 20th Street is sold and 1.0 to 1.0 thereafter.

         7. Paragraph 6.8 of the Loan Agreement is hereby amended in its entirety to read as follows:

         Minimum Tangible Net Worth. Borrower shall maintain minimum Tangible Net Worth of $850,000.00 from December 31, 1993, to December 31, 1994; $1,850,000.00 from December 31, 1994, to December 31, 1995; and
         $2,850,000.00 from and after December 31, 1995.

         8. Paragraph 6.9 of the Loan Agreement is hereby amended in its entirety to read as follows:

         Capital Expenditures. Annual capital expenditures of Borrower and leases of personal property by Borrower as lessee shall not exceed $2,000,000.00 for fiscal year of Borrower ending December 31, 1994, and $1,300,000.00 for fiscal year of Borrower ending December 31, 1995, and thereafter.

         9. The definitions and other defined terms set forth in the Loan Agreement shall apply to the terms of this Amendment and are incorporated by reference, except as may be modified by this Amendment.

         10. Except as modified and amended by this Amendment, all other terms and conditions of the Loan Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         Dated as of the date set forth at the beginning of this Amendment.


NORWEST BANK NEBRASKA,                     TRANSCRYPT INTERNATIONAL, LTD.
NATIONAL ASSOCIATION


By:_____________________________           By: Transcrypt International, Inc.

Its:_____________________________          Its:    General Partner


                                           By:________________________________

                                           Its:_______________________________




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